Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE SECURITIES, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE

AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

GSI COMMERCE, INC.

2.50% CONVERTIBLE SENIOR NOTE DUE 2027

RULE 144A CUSIP: 36238GAC6

ISIN: US36238GAC69

No. 1	$

GSI Commerce, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum as set forth on Schedule I hereto of $                         on June 1, 2027, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually in arrears on June 1 and December 1 of each year (each, an Interest Payment Date), commencing December 1, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.50%, from July 2, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 15 or November 15, as the case may be, and before the following June 1 or December 1, this Note shall bear Interest from such June 1 or December 1; provided that if the Company shall default in the payment of Interest due on such June 1 or December 1, then this Note shall bear Interest from the next preceding June 1 or December 1 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Note, from July 2, 2007. Except as otherwise provided in the Indenture, the Interest payable on the Note pursuant to the Indenture on any June 1 or December 1 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the record date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest on any Notes in certificated form (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such Notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary. The Company shall pay Interest on any Global Note by wire transfer in immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay Interest on overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) Interest at the rate of 1% per annum.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company (or, at the option of the Company, cash or a combination of cash and Common Stock of the Company) on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GSI COMMERCE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

GSI COMMERCE, INC.

2.50% CONVERTIBLE SENIOR NOTE DUE 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.50% Convertible Senior Notes due 2027 (herein called the “Notes”), unlimited in aggregate principal amount, issued and to be issued under and pursuant to an Indenture dated as of July 2, 2007 (herein called the “Indenture”), between the Company and The Bank of New York, as trustee (herein called the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. In the case of any conflict or ambiguity between the terms of the Indenture and the terms of this Note, the terms of the Indenture shall be controlling.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to certain exceptions, any past Default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(i)	to make provision to reduce the amount of Notes whose holders must consent to an amendment;

(ii)	reduce the rate, or extend the stated time for payment, of Interest on any Note or reduce the amount, or extend the stated time for payment, of the Extension Fee;

(iii)	reduce the principal, or extend the stated maturity, of any Note;

(iv)	make any change that adversely affects the conversion rights of any Notes;

(v)	reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)	change the place or currency of payment of principal or Interest or Extension Fee in respect of any Note;

(vii)	impair the right of any holder to receive payment of principal of and Interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(viii)	adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(ix)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

Without the consent of any holder, the Company and the Trustee may amend the Indenture to:

(1) (x) cure any ambiguity or to correct or supplement any provision that may be defective or inconsistent with any other provision, or (y) make such other provisions in regard to matters or questions arising under the Indenture that (in the case of clause (y)) shall not materially adversely affect the interests of the holders;

(2) provide for the assumption by a successor corporation of the Company’s obligations under the Indenture;

(3) add guarantees with respect to the Notes;

(4) secure the Notes;

(5) add to the Company’s covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

(6) provide for the conversion of Notes in accordance with the terms of the Indenture;

(7) make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to confirm the terms of the Indenture or the Notes to the description contained herein will not be deemed to be adverse to any holder;

(8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) to increase, from time to time, the per annum Interest rate on the Notes for any period; or

(10) evidence and provide for the acceptance of the appointment of a successor trustee under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company may not redeem the Notes prior to June 8, 2014. At any time on and after June 8, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a cash redemption price equal to 100% of the principal amount of the Notes being redeemed and accrued and unpaid Interest, to, but excluding, the redemption date; provided that if the redemption date falls after a record date and on or prior the corresponding Interest Payment Date, then accrued and unpaid Interest to, but excluding, the redemption date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of to the holders surrendering such Notes for redemption on such date and the redemption price payable to the holder who presents the Note for redemption will be 100% of the principal amount of such Note and will not include any Interest.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing or if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of the Notes, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, on a date specified by the Company that is not less than twenty (20) and not more than thirty (30) days after notice thereof at a cash repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Note up to, but excluding, the Fundamental Change Repurchase Date; provided that if the repurchase date falls after a record date and on or prior the corresponding Interest Payment Date, then accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the record date immediately preceding the repurchase date instead of to the holders surrendering such Notes for repurchase on such date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. The Notes will be subject to repurchase in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) day after the occurrence of such Fundamental Change. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Fundamental Change Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Fundamental Change Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder on June 1 of 2014, 2017 and 2022 in whole multiples of $1,000 at a cash repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Note up to, but excluding, the Repurchase Date. However, if the repurchase date occurs after a record date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid Interest to, but excluding, the repurchase date to the record holder on the record date immediately preceding the repurchase date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Fundamental Change Repurchase Notice or the Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day preceding the Fundamental Change Repurchase Date or up to the close of business on the date that is two (2) Business Days prior to the Repurchase Date, as the case may be, all as provided in the Indenture.

If money or cash sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, Interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date or Repurchase Date, as the case may be, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

In compliance with the provisions of the Indenture, (1) subject to the prior redemption or repurchase of the Notes and to the occurrence of certain events, at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014 and at any time on or after June 8, 2014 and prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2027 and (2) subject to prior redemption or repurchase of the Notes, during the periods (i) on or after March 1, 2014 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding June 8, 2014 and (ii) on or after March 1, 2027 and at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, regardless of the occurrence of the events referred to in clause (1) of this paragraph, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 33.3333 shares of the Common Stock (a conversion price of approximately $30.00 per share) (or into cash or a combination of cash and shares of Common Stock, if the Company so elects), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If Notes are converted after 5:00 p.m., New York City time, on a record date, holders of such Notes as of 5:00 p.m., New York City time, on the record date shall receive the Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the Interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a redemption date or a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue Interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the regular record date immediately preceding the Maturity Date to the Maturity Date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any transfer tax or other similar governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust)(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of GSI Commerce, Inc. (subject to the Company’s settlement election rights) in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for (i) any portion of the Conversion Obligation that the Company elects to settle in cash and (ii) fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, including additional interest, if any, accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, Notes if to be delivered, and check if to be issued other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GSI Commerce, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof, unless such Fundamental Change Repurchase Date falls after a regular record date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding regular record date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$                    principal amount of the Notes to which this Fundamental Change Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:	GSI COMMERCE, INC.
THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GSI Commerce, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Repurchase Date, to the registered holder hereof. However, if the Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid Interest to, but excluding the Repurchase Date to the record holder on the record date immediately preceding the Repurchase Date and the repurchase price payable to the holder who presents the Note for repurchase will be 100% of the principal amount and will not include any Interest. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$                    principal amount of the Notes to which this Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                               attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The above signature of the holder(s) must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Schedule I

to the Note

GSI COMMERCE INC.

2.50% Convertible Senior Note due 2027

No.

The original principal amount of this Note is $                                               MILLION DOLLARS ($                         ). The principal amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian